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[LOGO OF CARDIAC SCIENCE]



NEWS RELEASE for FEBRUARY 27, 2002 at 7:30 AM EST

Contact:    Matt Clawson (Investors), or       Roderick de Greef
            Lynn Johnson                       Chief Financial Officer
            Len Hall (Media)                   Cardiac Science, Inc.
            Allen & Caron Inc                  (949) 587-0357
            (949) 474-4300
                                               rdegreef@cardiacscience.com
            matt@allencaron.com                ---------------------------
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            len@allencaron.com
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           CARDIAC SCIENCE ANNOUNCES FOURTH QUARTER, YEAR END RESULTS

 Strong AED Sales, Growth in Disposable Sales to Hospitals Highlight the Quarter


     IRVINE, CA (February 27, 2002) . . .Cardiac Science, Inc. (Nasdaq: DFIB), today reported that the positive impact of public access defibrillator (AED) sales from the acquisition of Survivalink(R) along with international sales of Artema(R) emergency defibrillators and patient monitors resulted in a 420 percent jump in revenue to $7.8 million in the fourth quarter ended December 31, 2001, up from $1.5 million in revenue posted in the same period last year. The net loss for the fourth quarter was $5.8 million, or $0.10 loss per share, compared to $7.4 million, or $0.30 loss per share posted in the fourth quarter of 2000. The balance sheet at December 31, 2001 showed cash and cash equivalents totaling $15.8 million.

     In the fourth quarter of 2001, domestic sales accounted for approximately
70 percent of total Company revenue with the balance coming from sales to international distributors. AED sales for the fourth quarter of 2001 totaled
$6.2 million or approximately 80 percent of total revenue. Sales of Powerheart(R) disposable defibrillator pads to U.S. hospitals for this period grew by 560 percent to $180,000 compared to $27,000 posted in last year's corresponding period.

     For the year ended December 31, 2001, revenue more than doubled to $10.7 million versus $4.2 million in 2000. The net loss the year narrowed to $26.2 million, or $0.78 loss per share, from a net loss of $32.9 million, or $1.82 loss per share in 2000. Sales of Powerheart(R)

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disposable defibrillator pads for 2001 grew by more than 500 percent to
$495,000 from $82,000 posted in the year 2000.

     Gross profit margins for the fourth quarter were 46 percent as compared to 7 percent for the same period in 2000. This strong upward trend in margins is primarily attributable to the sales of AEDs and the increased level of high-margin recurring revenue from the sale of Powerheart(R) disposable defibrillator pads.

     President and CEO Raymond W. Cohen said that 2001 marked a pivotal year in which Cardiac Science emerged as a significant player in both the hospital and public access defibrillation markets.

     "Adoption for our Powerheart(R) hospital defibrillator is accelerating based on our shift last year to the placement/recurring revenue business model," said Cohen. "This market traction is evidenced by the placement of more than 350
Powerheart devices into U.S. hospitals since that time. Market reaction to our new Powerheart(R) AED, approved by the FDA this month, has been outstanding.
With the integration of the Survivalink and Artema acquisitions complete, we are realizing the benefits of the combined entities both in operating efficiencies and in significant revenue growth. Based on the doubling of our U.S. direct AED sales force and increased international distribution, we expect a positive impact on sales beginning this quarter."

About Cardiac Science
---------------------

     Cardiac Science develops, manufactures and markets portable public access defibrillators and the only FDA-cleared therapeutic patient monitor that instantly and automatically treats hospitalized cardiac patients who suffer life-threatening heart rhythms. Powerheart(R) Cardiac Rhythm Module(TM),
Powerheart(R)-brand AEDs, Survivalink(R)-brand AEDs, along with Artema(R)-brand emergency defibrillators and patient monitoring products are marketed by its 45
-

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person direct sales force in the United States and by international distributors in more than 40 countries around the world. For more information, please visit
www.cardiacscience.com. For investor information please visit
----------------------
www.allencaron.com.
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     This news release contains forward looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act
of 1934. Such forward looking statements include but are not limited to the lifesaving potential of Cardiac Science's technology and potential increases in sales. Cardiac Science cautions that these statements are subject to substantial risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forwarding-looking statements and should not be relied upon by investors when making an investment decision. This news release should be read in conjunction with the Company's annual report on Form 10-K for 2000, subsequent quarterly reports on Form 10-Q, and current reports on Form 8-K, which are located at
www.sec.gov and may be requested from Cardiac Science.

                                  TABLE FOLLOWS

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                              Cardiac Science, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

($000's)
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

                                                            Three Months Ended              Twelve Months Ended
                                                       --------------------------       ---------------------------
                                                          12/31/01       12/31/00         12/31/01        12/31/00
                                                       -----------     ----------       ----------      -----------
Revenues                                                 $ 7,758.4      $ 1,483.0       $ 10,651.3      $  4,242.4
Cost of goods sold                                         4,170.2        1,372.9          6,521.7         3,825.6
Write down of inventory                                          -              -          1,453.8               -
                                                       -----------      ---------       ----------      -----------
   Gross margin                                            3,588.2          110.1         2,675.8           416.8
                                                              46.2%           7.4%            25.1%            9.8%
Operating expenses:
Sales and marketing                                        3,677.6        1,587.3          8,972.0         4,370.9
Research and development                                   2,138.8        2,756.9          8,574.7         8,247.7
General and administrative                                 2,145.3        2,160.3          6,935.3         5,159.7
Acquired in-process research and development                     -              -                -        13,587.0
Amortization                                                 746.9        1,270.3          1,739.6         2,613.8
Impairment of assets                                        (16.6)              -          1,438.0               -
                                                       -----------      ---------       ----------      -----------
   Total operating expenses                                8,692.0        7,774.8         27,659.6        33,979.1
                                                       -----------      ---------       ----------      -----------
     Operating loss                                      (5,103.8)      (7,664.7)       (24,983.8)      (33,562.3)
Loss on sale of marketable securities                            -              -          (707.4)               -
Interest and other income/(expense)                        (724.1)          279.8          (537.7)           618.4
                                                       -----------      ---------       ----------      -----------
     Pretax loss                                         (5,827.9)      (7,384.9)       (26,228.9)      (32,943.9)
Provisions for income taxes                                      -              -            (2.0)           (1.6)
                                                       -----------      ---------       ----------      -----------
Net loss before minority interest                        (5,827.9)      (7,384.9)       (26,230.9)      (32,945.5)


Minority interest                                           (16.0)              -           (16.0)               -

                                                       -----------      ---------       ----------      -----------
   Net loss                                            $ (5,811.9)    $ (7,384.9)     $ (26,214.9)    $ (32,945.5)
                                                       ===========      =========       ==========      ===========

                                                       -----------      ---------       ----------      -----------
Net loss per share (basic and diluted)                     ($0.10)        ($0.30)          ($0.78)         ($1.82)
                                                       ===========      =========       ==========      ===========

Weighted average number of shares
used in the computation of net loss per share           57,985,592     24,526,662       33,507,322      18,080,326